UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 16, 2007, MHI Hospitality Corporation (the “Company”) entered into a contract (the “Purchase Agreement”) to acquire a 250-room hotel in Tampa, Florida formerly known as the Tampa Clarion Hotel (the “Hotel”) for the aggregate purchase price of $13.5 million from VanTampa Plaza Hotel, Inc., a Florida corporation (“Seller”). The transaction includes approximately 3.82 acres of land located in Tampa, Florida, the improvements located thereon consisting of the Hotel that is presently closed, all personal property and equipment owned by the Seller and located in or at the Hotel, and all permits and licenses owned or transferable by the Seller as described in the Purchase Agreement.

The closing of the acquisition is subject to various customary closing conditions, including satisfactory completion of a diligence review of the property, the accuracy of representations and warranties through closing and conditions related to the operation and maintenance of the Tampa property.

A copy of the Purchase Agreement is attached to this current report on Form 8-K as Exhibit 10.28 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2007, the Company issued a press release announcing the agreement to purchase the Hotel. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.28	Purchase Agreement between MHI Hospitality Corporation and VanTampa Plaza Hotel, Inc., dated as of July 16, 2007.

99.1	Press release of MHI Hospitality Corporation dated July 17, 2007 announcing agreement to purchase the former Tampa Clarion Hotel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

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Exhibit Index

10.28	Purchase Agreement between MHI Hospitality Corporation and VanTampa Plaza Hotel, Inc., dated as of July 16, 2007.

99.1	Press release of MHI Hospitality Corporation dated July 17, 2007 announcing agreement to purchase the former Tampa Clarion Hotel.

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